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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


             Addendum to Prospectus Supplement Dated June 30, 2005

                                                         Dated: November 1, 2005

                                STATE OF ISRAEL
                      JERUSALEM FLOATING RATE LIBOR NOTES

                      -----------------------------------

Initial Interest Rate for Notes purchased during November 2005 is 4.70%. This interest rate was calculated as follows:

Applicable LIBOR            +       Number of basis points    =     Initial Rate
for November 2005                   set by State of Israel
                                    at beginning of monthly
                                    sales period

4.50%                       +       20 Basis Points           =     4.70%

Applicable LIBOR is then adjusted each July 1st and January 1st during the term of the notes.

Notes purchased in December 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.